EXHIBIT 31.1

CERTIFICATION OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER
PURSUANT TO
SECURITIES EXCHANGE ACT RULES 13A-14(A) AND 15D-14(A)

I, Thinh Q. Tran, certify that:

1.	I have reviewed this annual report on Form 10-K of Sigma Designs, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:  May 29,  2009

/s/ Thinh Q. Tran
Thinh Q. Tran
Chairman of the Board, President and
Chief Executive Officer